Exhibit 99.1

FOR IMMEDIATE RELEASE

Halozyme Therapeutics, Inc. Announces Pricing of Private Offering of

$700 Million of Convertible Senior Notes due 2027

SAN DIEGO, CA (February 24, 2021) — Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”), a leader in converting IV biologics to subcutaneous delivery, today announced the pricing of $700 million aggregate principal amount of its convertible senior notes due 2027 (the “Convertible Notes”). The Convertible Notes are being offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company granted an option to the initial purchasers to purchase up to an additional $105 million aggregate principal amount of Convertible Notes.

The Convertible Notes will be senior, unsecured, obligations of the Company, will pay interest semi-annually in arrears at an annual rate of 0.25% and under certain circumstances, will be convertible into cash and, if applicable, shares of the Company’s common stock, at the Company’s election. The Convertible Notes have an initial conversion rate of 12.9576 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $77.17 per share of the Company’s common stock, representing an initial conversion premium of approximately 50% above the closing price of $51.45 per share of the Company’s common stock on February 24, 2021). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus any accrued and unpaid interest. The Convertible Notes will mature on March 1, 2027, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding September 1, 2026, the Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after September 1, 2026, at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date regardless of these conditions. The Company expects to close the offering on March 1, 2021, subject to the satisfaction of various customary closing conditions.

The Company will receive net proceeds from the offering of approximately $681.9 million (or approximately $784.3 million if the initial purchasers exercise their option to purchase additional Convertible Notes in full). The Company expects to use a portion of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its outstanding 1.25% convertible senior notes due 2024 (the “Existing Convertible Notes”) to exchange their Existing Convertible Notes for a combination of cash and shares of its common stock through privately negotiated transactions entered into concurrently with or shortly after the offering (the “Note Repurchases”). In connection with the Note Repurchases, the Company expects to pay approximately $370.2 million in cash, which includes accrued interest, and issue approximately 9.08 million shares of its common stock, to settle such exchanges. In addition, the Company plans to use up to $75.0 million of the net proceeds from the offering to repurchase shares of its common stock under its existing stock repurchase program (the “Share Repurchases”).

These Note Repurchases and Share Repurchases could increase (or reduce the size of any decrease in) the market price of Halozyme common stock or the Convertible Notes. We also expect that some existing noteholders may purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. The Note Repurchases, Share Repurchases and any associated hedging by holders could have affected or affect the market price of the Company’s common stock prior to, concurrently with or shortly after the pricing of the Convertible Notes, and could have also resulted in a higher effective conversion price for the Convertible Notes.

The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including other repurchases of the Company’s common stock from time to time under its existing stock repurchase program, working capital, capital expenditures, potential acquisitions and strategic transactions. If the initial purchasers exercise their option to purchase additional Convertible Notes, the Company intends to use net proceeds from the sale of additional Convertible Notes for general corporate purposes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and the Convertible Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will consummate the offering; and the use of the net proceeds from the offering. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 which is filed with the Securities and Exchange Commission.

About Halozyme Therapeutics, Inc.

Halozyme is a biopharmaceutical company focused on bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients’ lives while helping its partners achieve global commercial success. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, Janssen, AbbVie, Lilly, Bristol-Myers Squibb, Alexion, argenx and Horizon Therapeutics. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company’s partners make progress developing and commercializing their products being developed with ENHANZE®. Halozyme is headquartered in San Diego.